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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-93051, Form S-3/A No. 333-81263 and Form S-8 Nos. 333-84567,
333-48867, 333-31297, 333-23095, 333-06081, 33-62543, 33-80594, 33-53432,
33-45469, 33-41945, 33-25230, 33-19851, and 33-16625) pertaining to the Komag
Incorporated Deferred Compensation Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the Komag Material Technology, Inc. 1995 Stock Option Plan, the Komag, Incorporated Employee Stock Purchase Plan, the Komag, Incorporated Restated 1987 Stock Option Plan, the - Komag, Incorporated 1988 Employee Stock Purchase Plan, the Dastek, Inc. 1992 Stock Option Plan, and the 1997 Supplemental Stock Option Plan of our report dated January 21, 2000 (except Note 16 as to which the date is March 17, 2000), with respect to the consolidated financial statements and schedule of Komag, Incorporated in this Annual Report (Form 10-K/A) for the year ended January 2, 2000.

                                                         /s/ Ernst & Young LLP



     San Jose, California

     September 27, 2000



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